                                 EXHIBIT 10.9

                      SHARE PURCHASE AND SALE AGREEMENT

                                    MADE
                               OCTOBER 21, 1998

                                    AMONG
                          CORNUCOPIA RESOURCES INC.
                                     AND
                          CORNUCOPIA RESOURCES LTD.
                                     AND
                           VISTA GOLD HOLDINGS INC.
                                     AND
                               VISTA GOLD CORP.

                         IN RESPECT OF THE SHARES OF
                         MINERAL RIDGE RESOURCES INC.


                                    -xxvii-

                               TABLE OF CONTENTS

PART 1 - DEFINITIONS AND INTERPRETATION . . . . . . . . . . . . . . . . . . 28
     1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     1.2  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . 32

PART 2 - PURCHASE AND SALE. . . . . . . . . . . . . . . . . . . . . . . . . 33
     2.1  Purchase and Sale of Purchased Shares . . . . . . . . . . . . . . 33

PART 3 - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . 33
     3.1  Representations and Warranties of the Vendor and CRL. . . . . . . 33
          (1)  Corporate Status and Authority . . . . . . . . . . . . . . . 34
          (2)  No Default . . . . . . . . . . . . . . . . . . . . . . . . . 35
          (3)  Share Capital. . . . . . . . . . . . . . . . . . . . . . . . 35
          (4)  Financial Matters. . . . . . . . . . . . . . . . . . . . . . 36
          (5)  Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . 36
          (6)  Material Changes . . . . . . . . . . . . . . . . . . . . . . 37
          (7)  Banking. . . . . . . . . . . . . . . . . . . . . . . . . . . 38
          (8)  Material Contracts . . . . . . . . . . . . . . . . . . . . . 38
          (9)  Assets and Property. . . . . . . . . . . . . . . . . . . . . 38
          (10) Hazardous Materials and Environmental Laws . . . . . . . . . 39
          (11) Legal and Regulatory Matters . . . . . . . . . . . . . . . . 40
          (12) Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . 41
          (13) Employment Matters . . . . . . . . . . . . . . . . . . . . . 41
          (14) Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 43
          (15) Binding Agreement. . . . . . . . . . . . . . . . . . . . . . 43
          (16) Ownership of Purchased Shares. . . . . . . . . . . . . . . . 43
          (17) Residency. . . . . . . . . . . . . . . . . . . . . . . . . . 43
          (18) No Commission. . . . . . . . . . . . . . . . . . . . . . . . 43
          (19) Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . 43
          (20) Representations and Warranties of Mineral Ridge in
               Restated and Amended Loan Agreement. . . . . . . . . . . . . 44
          (21) Securities Laws. . . . . . . . . . . . . . . . . . . . . . . 44
     3.2  Representations and Warranties of the Purchaser and VGC . . . . . 47
          (1)  Corporate Status and Authority . . . . . . . . . . . . . . . 48
          (2)  No Default . . . . . . . . . . . . . . . . . . . . . . . . . 48
          (3)  Binding Agreement. . . . . . . . . . . . . . . . . . . . . . 48
          (4)  Share Capital. . . . . . . . . . . . . . . . . . . . . . . . 48
          (5)  Disclosure Documents . . . . . . . . . . . . . . . . . . . . 49
          (6)  No Encumbrances on VGC Shares. . . . . . . . . . . . . . . . 49
          (7)  Listing of VGC Shares. . . . . . . . . . . . . . . . . . . . 49
          (8)  Reporting Issuer Status. . . . . . . . . . . . . . . . . . . 49
          (9)  No Commission. . . . . . . . . . . . . . . . . . . . . . . . 49


                                      -i-

PART 4 - COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     4.1  Covenants of the Vendor and CRL . . . . . . . . . . . . . . . . . 50
          (1)  Agreement Date to Closing. . . . . . . . . . . . . . . . . . 50
          (2)  At Closing . . . . . . . . . . . . . . . . . . . . . . . . . 52
     4.2  Covenants of the Purchaser and VGC. . . . . . . . . . . . . . . . 53
          (1)  General. . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          (2)  At Closing . . . . . . . . . . . . . . . . . . . . . . . . . 53

PART 5 - CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . 54
     5.1  Mutual Conditions Precedent . . . . . . . . . . . . . . . . . . . 54
     5.2  Conditions for the Benefit of the Vendor and CRL. . . . . . . . . 55
     5.3  Conditions for the Benefit of the Purchaser and VGC . . . . . . . 57

PART 6 - SURVIVAL OF REPRESENTATIONS AND INDEMNITY. . . . . . . . . . . . . 60
     6.1  Survival of Representations, Warranties and Covenants . . . . . . 60
     6.2  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

PART 7 - GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     7.1  Time and Place of Closing . . . . . . . . . . . . . . . . . . . . 61
     7.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     7.3  Confidentiality and Disclosure. . . . . . . . . . . . . . . . . . 62
     7.4  Dispute Resolution and Arbitration. . . . . . . . . . . . . . . . 63
     7.5  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     7.6  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . 63
     7.7  Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . . 63
     7.8  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     7.9  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . 63
     7.10 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     7.12 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 64
     7.11 Counterparts and Facsimile. . . . . . . . . . . . . . . . . . . . 65

SCHEDULE "A" - FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . A-1
SCHEDULE "B" - LOANS AND CREDIT FACILITIES . . . . . . . . . . . . . . . . B-1
SCHEDULE "C" - BANK FACILITIES . . . . . . . . . . . . . . . . . . . . . . C-1
SCHEDULE "D" - MATERIAL CONTRACTS. . . . . . . . . . . . . . . . . . . . . D-1
SCHEDULE "E" - MATERIAL CONTRACTS IN BREACH OR DEFAULT . . . . . . . . . . E-1
SCHEDULE "F" - MINERAL RIGHTS AND LANDS. . . . . . . . . . . . . . . . . . F-1
SCHEDULE "G" - ROYALTY INTERESTS . . . . . . . . . . . . . . . . . . . . . G-1
SCHEDULE "H" - EQUIPMENT . . . . . . . . . . . . . . . . . . . . . . . . . H-1
SCHEDULE "I" - LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . I-1
SCHEDULE "J" - EMPLOYMENT CONTRACTS. . . . . . . . . . . . . . . . . . . . J-1
SCHEDULE "K" - INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . K-1
SCHEDULE "L" - PERMITTED ENCUMBRANCES. . . . . . . . . . . . . . . . . . . L-1
SCHEDULE "M" - APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . M-1
SCHEDULE "N" - VGC SUBSCRIPTION AGREEMENT. . . . . . . . . . . . . . . . . N-1

                        SHARE PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made the 21st day of October, 1998

AMONG:

          CORNUCOPIA RESOURCES INC., a company incorporated under the laws of the State of Nevada and having an office at Suite 540, Marine Building, 355 Burrard Street, Vancouver, British Columbia, Canada

          (the "VENDOR")

AND:

          CORNUCOPIA RESOURCES LTD., a company amalgamated under the laws of the British Columbia and having an office at Suite 540, Marine Building, 355 Burrard Street, Vancouver, British Columbia, Canada

          ("CRL")

AND:

          VISTA GOLD HOLDINGS INC., a company incorporated under the laws of the State of Nevada and having an office at Suite 3000, 370 Seventeenth Street, Denver, Colorado, U.S.A.

          (the "PURCHASER")

AND:

          VISTA GOLD CORP., a company continued under the laws of the Yukon Territory and having an office at Suite 3000, 370
          Seventeenth Street, Denver, Colorado, U.S.A.

          ("VGC")

WHEREAS:

A. the Vendor is the legal and beneficial holder of all of the issued and outstanding shares in the capital of Mineral Ridge;

B. the Purchaser has agreed to purchase and the Vendor has agreed to sell all of the issued and outstanding shares in the capital of Mineral Ridge on the terms, at the time and subject to the conditions set forth herein;

C. the Vendor is a wholly-owned subsidiary of CRL and the Purchaser is a wholly-owned subsidiary of VGC;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

                                        PART 1

                          DEFINITIONS AND INTERPRETATION

1.1       DEFINITIONS

          In this Agreement and the recitals hereto, unless the context otherwise requires, the following terms shall have the following respective meanings:

     (a) "ACCREDITED INVESTOR" means an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act;

     (b) "ASSETS" means all of the rights, properties, undertakings and assets of Mineral Ridge, whether or not used in connection with or relating to the Business, whether real or personal, tangible or intangible, and whether owned, leased or licensed, including, without limitation, all Mineral Rights, Lands and Equipment;

     (c) "BUSINESS" means all the business carried on by Mineral Ridge as of the date of this Agreement, including, without limitation, mineral exploration and mining;

     (d) "BUSINESS DAY" means any day, other than Saturday, Sunday or a statutory holiday in the Province of British Columbia;

     (e) "CLAIM" means any claim, demand, action, cause of action, damage, loss, cost, liability or expense, including, without limitation, reasonable professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

     (f) "CLOSING" means the closing of the purchase and sale of the Purchased Shares contemplated herein;

     (g) "CLOSING DATE" means October 21, 1998 or such other date as the parties hereto may agree;

     (h) "CONSTATING DOCUMENTS" means the memorandum, articles, articles of incorporation, articles of continuance or articles of amalgamation pursuant to which a corporation is incorporated, continued or amalgamated, as the case may be, together with any amendments thereto, and the by-laws of such corporation and any shareholders' agreement which has been executed by such corporation or which governs in whole or in part such corporation's affairs;

     (i) "CRL SHARES" means the 2,777,777 common shares in the capital of CRL to be issued to VGC pursuant to the VGC Subscription Agreement;

     (j)  "DRESDNER" means Dresdner Bank AG, New York and Grand Cayman Branches;

     (k) "DRESDNER LOAN AGREEMENT" means the loan agreement dated January 17, 1997 between Mineral Ridge and Dresdner;

     (l) "ENCUMBRANCE" means any mortgage, charge, pledge, hypothec, security interest, lien, easement, right-of-way, encroachment, covenant, condition, right of re-entry, lease, license, assignment, option, claim, encumbrance, set-off, escrow, hold period, voting agreement, voting trust or other limitation, restriction or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law or pursuant to the by-laws, rules or policies of any stock exchange, and whether known or unknown at the time of Closing;

     (m) "ENVIRONMENTAL CONTAMINATION" means the discharge, emission, leaking, spilling, leaching, release or discharge into the environment, including, without limitation, land, air and water, of Hazardous Materials or other material, so as to result in any harm, damage or hazard to the environment or to any person, property or thing;

     (n) "ENVIRONMENTAL LAWS" means all Laws or lawful requirements of any Governmental Authority with respect to environmental and health protection or regulating Hazardous Materials;

     (o) "EQUIPMENT" means all supplies and all machinery, equipment, automobiles, trucks, bulldozers, shovels, trailers, tractors, office equipment, computer hardware and software, yard equipment, furniture, furnishings and tools of all kinds owned or leased by Mineral Ridge, the Vendor and CRL and used or intended for use in connection with the Business;

     (p) "FINANCIAL STATEMENTS" means the unaudited financial statements of Mineral Ridge as at July 31, 1998 attached hereto as Schedule "A" hereto;

     (q) "GOVERNMENTAL AUTHORITY" means any federal, provincial, state, municipal, county or regional governmental or quasi-governmental authority, domestic or foreign, and includes any ministry, department, commission, bureau, board, administrative or other agency, regulatory body or instrumentality thereof, including, without limitation, any securities commission, stock exchange or other securities regulatory authority, whether a self-regulating body or otherwise;

     (r) "GOVERNMENTAL AUTHORIZATIONS" means all authorizations, approvals, licenses, permits or quotas issued to Mineral Ridge primarily in connection with the Business or any of the Assets by any Governmental Authorities;

     (s) "HAZARDOUS MATERIALS" means any asbestos materials, urea formaldehyde, explosives, radioactive materials, pollutants, contaminants, hazardous substances, corrosive substances, toxic substances, special wastes or wastes of any kind, including, without limitation, compounds known as chlorobiphenyls and any substance the storage, manufacture, disposal, treatment, generation, use, transport, remediation or release of which into the environment is prohibited, controlled or licensed under Environmental Laws;

     (t) "INVENTORIES" means all inventories of every kind and nature and wheresoever situate owned by Mineral Ridge and in any way pertaining to the Business, including, without limitation, all inventories of processed ore, raw materials, work-in-progress, finished goods, spare parts, operating supplies and packaging materials of or in any way pertaining to the Business;

     (u) "LANDS" means the surface interest in lands and premises associated with the Mineral Rights and all plant, improvements, appurtenances and fixtures situated thereon or forming part thereof, including without limitation, all buildings situated thereon and all reserves of minerals IN SITU within, under or upon such lands and premises;

     (v) "LAWS" means all applicable laws (including the common law), by-laws, rules, rulings, regulations, orders, ordinances, notices, injunctions, directions, decrees, treaties, statutes and judgments or other requirements of any Governmental Authority, all as in force at the date of this Agreement;

     (w) "LIABILITIES" means any and all debts, liabilities, obligations, claims or demands of whatsoever nature or kind and whether accrued, contingent, absolute, conditional or otherwise and whether or not determined or determinable;

     (x) "MATERIAL CONTRACT" means any agreement, whether written or oral, which is material to the Business and for the purposes of this Agreement, a contract shall be a Material Contract if:

           (i) performance of any right or obligation by any party to such contract (other than a contract with a customer in the ordinary course of business) may occur over a period of time greater than one year;

          (ii) an expenditure, receipt or transfer or other disposition of property with a value of greater than $10,000 may arise under such contract; or

         (iii) such contract has been entered into other than in the ordinary course of business;

     (y) "MINERAL RIDGE" means Mineral Ridge Resources Inc., a company incorporated under the laws of the State of Nevada;

     (z) "MINERAL RIGHTS" means all water, water wells, water rights, concessions, leases, mineral interests, easements, reserves or any other mineral interests, including, without limitation, patented and unpatented claims and options to lease held by Mineral Ridge;

     (aa) "MISREPRESENTATION" means:

           (i)  an untrue statement of a material fact; or

          (ii) an omission to state a material fact that is required to be stated, or necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made;

     (bb) "PERMITTED ENCUMBRANCES" means (i) Encumbrances for taxes, assessments or governmental charges or levies on property not yet due or delinquent, (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, materially detract from the value or impair the use or marketability of the Mineral Rights or any real property, (iii) Encumbrances granted by VGC or the Purchaser, and (iv) Encumbrances described in Schedule "L" hereto;

     (cc) "PERSON" means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative, and any Governmental Authority;

     (dd) "PURCHASED SHARES" means the 25,000 issued and outstanding common shares in the capital of Mineral Ridge being sold by the Vendor and purchased by the Purchaser under this Agreement;

     (ee) "SECURITIES LAWS" means the applicable securities laws of the Province of British Columbia and the respective regulations made and forms prescribed thereunder, together with all applicable published policy statements and blanket orders and rulings of the British Columbia Securities Commission;

     (ff) "STOCK EXCHANGES" means The Toronto Stock Exchange and the American Stock Exchange;

     (gg) "TAXES" include, without limitation, all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, together with all interest, penalties, fines, additions or taxes or other additional amounts imposed in respect thereof (including, without limitation, those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, use, value-added, excise, stamp, withholding, business, franchising, property, payroll, employment, health, social service, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all licence, franchise and registration fees, and all unemployment insurance, health insurance and Canada and other government pension plan premium);

     (hh) "U.S. EXCHANGE ACT" means the SECURITIES EXCHANGE ACT OF 1934, as amended, of the United States of America;

     (ii) "U.S. PERSON" means a U.S. person as that term is defined in Regulation S under the U.S. Securities Act;

     (jj) "U.S. SECURITIES ACT" means the SECURITIES ACT OF 1933, as amended, of the United States of America;

     (kk) "U.S. SECURITIES LAWS" means the U.S. Securities Act, the U.S. Exchange Act, the securities laws of each applicable state of the United States and the regulations promulgated under each such act or law;

     (ll) "VGC SHARES" means the 1,562,500 common shares in the capital of VGC to be issued to CRL at the Closing as consideration for the Purchased Shares; and

     (mm) "VGC SUBSCRIPTION AGREEMENT" means the agreement substantially in the form of Schedule "N" hereto.

1.2       INTERPRETATION

          For the purposes of this Agreement, except as otherwise expressly provided:

     (a) "THIS AGREEMENT" means this Agreement, including the recitals hereto, and not any particular Part, Section, Subsection or other subdivision or recital hereof, and includes any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and in effect;

     (b) the words "HEREOF", "HEREIN", "HERETO" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Part, Section, Subsection, or other subdivision or recital hereof;

     (c) the division of this Agreement into Parts, Sections, Subsections, and other subdivisions or recitals, and the insertion of headings are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

     (d) all references to currency in this Agreement are to lawful money of the United States of America and all amounts to be calculated or paid pursuant to this Agreement are to be calculated in lawful money of the United States of America;

     (e) a reference to a statute in this Agreement includes all regulations or rules made thereunder, all amendments to the statute, regulations or rules in force as at the date of this Agreement, and any statutes, regulations or rules that supplement or supersede such statutes, regulations or rules;

     (f) the singular of any term includes the plural, and vice versa, and the use of any term is generally applicable to any gender and, where applicable, a body corporate, firm or other entity, and the word "OR" is not exclusive and the word "INCLUDING" is not limiting, whether or not non-limiting language (such as "WITHOUT LIMITATION" or "BUT NOT LIMITED TO" or words of similar import) is used with reference thereto;

     (g) in the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day; and

     (h) all references to "APPROVAL", "AUTHORIZATION" or "CONSENT" in this Agreement means written approval, authorization or consent.


                                       PART 2

                                 PURCHASE AND SALE

2.1       PURCHASE AND SALE OF PURCHASED SHARES

          Subject to the terms and conditions contained in this Agreement, the Vendor hereby agrees to sell, assign and transfer to the Purchaser and the Purchaser hereby agrees to purchase from the Vendor at the Closing all of the Purchased Shares, free and clear of all Encumbrances, except any Permitted Encumbrances for a purchase price of $250,000 (CDN$380,700) payable by the issuance of the VGC Shares to CRL at the Closing.


                                       PART 3

                           REPRESENTATIONS AND WARRANTIES

3.1       REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND CRL

          The Vendor and CRL each represent and warrant to and in favour of the Purchaser and VGC as follows, and acknowledge that, notwithstanding any due diligence and investigations the Purchaser and VGC may have undertaken prior to the Closing, the Purchaser and VGC are relying fully upon such representations and warranties as an inducement to enter into this Agreement and to consummate the transactions contemplated hereby:

(1)       CORPORATE STATUS AND AUTHORITY

     (a) CORPORATE STATUS OF THE VENDOR. The Vendor is duly incorporated and validly exists under the laws of the State of Nevada and is in good standing under applicable corporate statutes of the State of Nevada.

     (b) CORPORATE STATUS OF THE CRL. CRL is duly incorporated and validly exists under the laws of the Province of British Columbia and is in good standing under the COMPANY ACT (British Columbia).

     (c) CORPORATE STATUS OF MINERAL RIDGE. Mineral Ridge is duly incorporated and validly exists under the laws of the State of Nevada and is in good standing under applicable corporate statutes of the State of Nevada.

     (d) CORPORATE POWER AND AUTHORITY OF THE VENDOR TO ENTER INTO AND PERFORM AGREEMENT. The Vendor has the corporate power and authority to own and hold the Purchased Shares, to enter into this Agreement, to consummate all transactions contemplated herein, to perform its obligations hereunder, and to transfer legal title to and to transfer beneficial ownership of the Purchased Shares to the Purchaser on the terms and conditions hereof, free and clear of Encumbrances, except Permitted Encumbrances.

     (e) CORPORATE POWER AND AUTHORITY OF CRL TO ENTER INTO AND PERFORM AGREEMENT. CRL has the corporate power and authority to enter into this Agreement, to consummate all transactions contemplated herein and to perform its obligations hereunder.

     (f) NO BANKRUPTCY PROCEEDINGS. No proceedings have been taken or authorized by the Vendor, CRL or Mineral Ridge or, to the best of the knowledge of the Vendor or CRL, by any other person, with respect to the bankruptcy, insolvency, liquidation, dissolution, or winding-up of the Vendor, CRL or Mineral Ridge.

     (g) POWER AND AUTHORITY OF MINERAL RIDGE. Mineral Ridge has all requisite power and authority to own and lease its Assets and carry on its Business.

     (h) SUBSIDIARIES. Mineral Ridge has no subsidiaries or investments in other corporate entities.

     (i) CORPORATE RECORDS. The corporate records of the Vendor and Mineral Ridge, as required to be maintained by the Vendor and Mineral Ridge under the applicable corporate statutes of the State of Nevada, including, without limitation, the Constating Documents of the Vendor and Mineral Ridge, are accurate, complete and up-to-date in all material respects and all material transactions of Mineral Ridge have been promptly and properly recorded in its books or filed with its records.

(2)       NO DEFAULT

          The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the fulfilment of or compliance with the terms and provisions hereof do not and will not, and do not create a state of facts which after notice or lapse of time or both will:

     (a) result in the breach of or violate any term or provision of the Constating Documents of either Mineral Ridge or the Vendor;

     (b) conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the obligations of the Vendor or CRL under, any Material Contract, except the guarantee dated January 17, 1997 between the Vendor and Dresdner, the pledge agreement dated January 17, 1997 between the Vendor and Dresdner, the guarantee dated January 17, 1997 between CRL and Dresdner and the pledge agreement dated January 17, 1997 between CRL and Dresdner;

     (c) result in the cancellation, suspension or alteration in the terms of any Government Authorization;

     (d)  result in the creation of any Encumbrance upon any of the Assets;

     (e) require the consent of any person pursuant to any Material Contract, except Dresdner;

     (f) give any person other than the parties hereto any material interest or right, including, without limitation, rights of purchase, termination, cancellation or acceleration under any Material Contract or Government Authorization;

     (g) subject to compliance with disclosure requirements under applicable securities legislation and the rules, by-laws and policies of any stock exchange having jurisdiction, conflict with, breach, or violate any of the terms, conditions or provisions of any Law, or any judgment, order, injunction, decree, regulation or ruling of any court or stock exchange having jurisdiction; or

     (h)  result in the imposition of any Taxes on Mineral Ridge or the Assets.

(3)       SHARE CAPITAL

     (a) SHARE CAPITAL. The authorized share capital of Mineral Ridge consists of 25,000 common shares with a par value of $1.00 per share, of which 25,000 common shares have been duly and validly allotted and issued and are outstanding as fully-paid and non-assessable shares as at the date hereof. No other shares in the capital of Mineral Ridge are issued and outstanding as at the date hereof.

     (b) SHAREHOLDERS. The Vendor is the sole legal and beneficial shareholder of Mineral Ridge.

     (c) NO OPTIONS. Except pursuant to this Agreement, no person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement, present or future, contingent or absolute, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase, subscription, allotment or issuance of any of the unissued common shares, financial instruments convertible into common shares or other securities of Mineral Ridge.

(4)       FINANCIAL MATTERS

     (a) FINANCIAL STATEMENTS. The Financial Statements have been prepared in accordance with generally accepted accounting principles in Canada and present fairly and accurately in every material respect the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Mineral Ridge as of the date of such statements, and the results of the operations of Mineral Ridge during the periods covered by such statements.

     (b) LIABILITIES. Except as disclosed in the Financial Statements, Mineral Ridge had no material Liabilities as of the date of the Financial Statements, other than:

            (i) certain of the amounts claimed by D.H. Blattner & Sons and
                Roberts & Schaefer Company under a lien filed in the office of the County Recorder of Esmerelda County, Nevada and disclosed in Schedule "I" hereto;

           (ii) certain additional interest and fees claimed by Dresdner under the terms of the Dresdner Loan Agreement; and

          (iii) certain additional funds requested by Van American Insurance Company in respect of the reclamation obligations of Mineral Ridge.

(5)       INVENTORY

          Gold inventory is recorded at estimated net realizable value. Gold ounces contained and recoverable in the leach pad, or stockpile and in the processing plant are valued using the average cost method and carried at the lower of cost and net realizable value. All other Inventories are merchantable or usable in the ordinary course of business. No items included in the Inventories are held by Mineral Ridge on consignment from others or have been pledged as collateral.

(6)       MATERIAL CHANGES

          Except as contemplated by this Agreement or disclosed in Schedule "E", Mineral Ridge has not, since the date of the Financial Statements:

     (a) experienced any adverse material change in the business, operations, assets, liabilities, ownership, capital or financial position or condition of Mineral Ridge, or any change in a material fact that has a significant adverse effect on, or would reasonably be expected to have a significant adverse effect on, the business, operations, assets, liabilities, ownership, capital or financial position or condition of Mineral Ridge, including, without limitation, the Business, the Assets and the Liabilities;

     (b) transferred, assigned, sold or otherwise disposed of any part of the Business or any of the Assets, except in the normal course of business;

     (c) incurred or assumed any material Liability, except unsecured current obligations and liabilities incurred in the ordinary and usual course of business;

     (d) discharged or satisfied any Encumbrance, or paid any obligation or Liability, other than Liabilities disclosed in the Financial Statements and the Liabilities incurred since the date of the Financial Statements that have been paid in the normal course of business;

     (e) suffered an extraordinary loss (before interest or taxes), waived, surrendered or omitted to take any action in respect of any rights of substantial value or entered into any commitment or transaction not in the normal course of business, where such loss, rights, commitment or transaction is or would be material in relation to the Assets or the Business;

     (f) granted any bonuses, whether monetary or otherwise, or made any general wage or salary increases in respect of employees or officers employed by Mineral Ridge other than as provided for in existing employment arrangements, or changed the terms of employment for any employee or officer of Mineral Ridge;

     (g) hired or dismissed any employee or officer of Mineral Ridge, other than the dismissals of Gary Saunders and John Garrison;

     (h)  granted any Encumbrance in respect of any of the Assets;

     (i) declared or paid any dividend or declared or made any other distribution on any of the Purchased Shares or redeemed, purchased or otherwise acquired any of the Purchased Shares; or

     (j) authorized, agreed or otherwise become committed to do any of the foregoing.

(7)       BANKING

     (a) LOANS AND CREDIT FACILITIES. Except as disclosed in Schedule "B" hereto, Mineral Ridge has not entered into, committed to or otherwise arranged for, any loans, operating lines of credit or other credit facilities (including, without limitation, letters of credit, interest rate or currency swaps, hedging contracts, forward loan or rate agreements or other financial instruments), nor does Mineral Ridge have any outstanding any bonds, debentures, mortgages, notes or other similar indebtedness, and nor is Mineral Ridge obligated to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness or financial instruments.

     (b) GUARANTEES/INDEMNITIES. Mineral Ridge has not directly or indirectly guaranteed or indemnified, or agreed to guarantee or indemnify, or agreed to any other like commitment, in respect of any debt, liability or other obligation of any person.

     (c) BANK FACILITIES. Schedule "C" hereto contains a complete and accurate listing showing the name of each bank, trust company or similar financial institution in which Mineral Ridge has an account, safety deposit box or other banking facility (of the nature described in Schedule "C" hereto), including the names of all persons authorized to transact business in respect of such accounts, and each corporate credit card issued to Mineral Ridge.

(8)       MATERIAL CONTRACTS

          Schedule "D" hereto contains a complete and accurate list of all Material Contracts. Except as disclosed in Schedule "E" hereto, Mineral Ridge is not in breach or default of any of the terms of any Material Contract, and the Vendor is not aware of any breach or default of any of the terms of any Material Contract by any party thereto other than Mineral Ridge, and each such Material Contract is in good standing and in full force and effect without amendment thereto. No state of facts exists which, after notice or lapse of time or both, would constitute such a default or breach. Mineral Ridge has the capacity, including the necessary personnel, equipment and supplies, to perform all of its obligations under each of its Material Contracts.

(9)       ASSETS AND PROPERTY

     (a) OWNERSHIP OF ASSETS. Mineral Ridge owns good and marketable title to, and is in actual and exclusive possession and control of, the Assets, free and clear of Encumbrances, except Permitted Encumbrances, and without limiting the generality of the foregoing, Mineral Ridge owns or leases and is in actual and exclusive possession and control of the Mineral Rights described in Schedule "F" hereto free and clear of Encumbrances, except Permitted Encumbrances and, in the case of leased Mineral Rights, the same are held under valid and subsisting leases, and all monies due and payable thereunder have been duly paid;

     (b) ZONING. All Lands are zoned to permit the particular activity carried out on such Lands by Mineral Ridge and its authorized agents or any person to whom Mineral Ridge has given occupancy rights in respect of such Lands.

     (c) ROYALTY PAYMENTS. Except as disclosed in Schedule "G" hereto, there are no landowner's royalties, overriding royalties, net profits interests, working interests or similar interests on or in relation to any of the Assets.

     (d) OPERATING CONDITIONS. Mineral Ridge has operated the Assets and the Business in accordance with accepted industry standards and in accordance with all applicable laws, regulations and orders. The Equipment comprised in the Assets is in good operating condition.

     (e) LIST OF MINERAL RIGHTS. There are no Mineral Rights comprised in the Assets other than those described in the list of Mineral Rights set out in Schedule "F" hereto, which accurately and completely describes all interests of Mineral Ridge in any Mineral Rights.

     (f) LIST OF LANDS. There are no Lands comprised in the Assets other than those described in the list of Lands set out in Schedule "F" hereto, which accurately and completely describes all interests in real property owned by Mineral Ridge used in the conduct of the Business.

     (g) LIST OF EQUIPMENT. There is no Equipment comprised in the Assets other than as described in the list of Equipment set out in Schedule "H" hereto, which accurately and completely describes the Equipment and other personal property owned by Mineral Ridge.

(10)      HAZARDOUS MATERIALS AND ENVIRONMENTAL LAWS

     (a) HAZARDOUS MATERIALS AND COMPLIANCE WITH ENVIRONMENTAL LAWS. No Hazardous Materials, or other material used in or generated by any of the Assets or the Business, have been or are currently placed, used, stored, treated, manufactured, disposed of, released, discharged, spilled or emitted in violation of any Environmental Laws or Governmental Authorizations. All Hazardous Materials disposed of, removed, emitted, treated, released, discharged or spilled from or by any of the Assets or the Business were and are documented, generated, handled, transported, stored, treated and disposed of in compliance with all Environmental Laws and Governmental Authorizations.

     (b) WASTE DISPOSAL. All of the Assets that were or are used for the generation, handling, treatment, storage or disposal of Hazardous Materials or other material used in or generated by the Assets or the Business on any of the Lands or on any of the Mineral Rights have been and are properly permitted and operated in compliance with all Environmental Laws.

     (c) ENVIRONMENTAL CONTAMINATION. There is no Environmental Contamination of any of the Assets or the Business.

     (d) ENVIRONMENTAL ORDERS OR AGREEMENTS. There are no orders, agreements or consent orders to which Mineral Ridge or any affiliate of Mineral Ridge is a party relating to compliance of any of the Assets or the Business with Environmental Laws.

     (e) ENVIRONMENTAL CLAIMS. There have been no orders issued or threatened and no investigations, removal, remedial or response actions ordered, conducted, taken or threatened under or pursuant to any Environmental Laws with respect to the Assets or the Business or any other businesses conducted on or from any of the Lands or Mineral Rights other than routine inspections. No claims are pending or threatened with respect to Environmental Contamination on any of the Lands or Mineral Rights or the violation of any Environmental Laws in connection with the Assets or the Business.

     (f) NUISANCE. The use of, and operations relating to, the Assets and the Business conducted on or from the Lands or Mineral Rights, do not constitute a nuisance of any nature, nor has any such claim for nuisance been made or threatened in respect of such use by any person.

(11)      LEGAL AND REGULATORY MATTERS

     (a) LITIGATION. Except as described in Schedule "I" hereto, there are no actions, suits, litigations, arbitrations, proceedings or claims in progress, pending or threatened against or relating to Mineral Ridge, the Vendor or CRL or likely to affect any of the Business, the Assets or the Purchased Shares, there is no circumstance, matter or thing known to the Vendor or CRL which might reasonably give rise to any such proceeding and there is not outstanding or threatened against Mineral Ridge, the Vendor or CRL any judgment, decree, injunction, rule or order of or by any court or Governmental Authority having jurisdiction.

     (b) COMPLIANCE WITH LAWS. The operation of the Business is conducted in compliance with all applicable Laws of each jurisdiction in which the Business has been and is carried out and none of Mineral Ridge, the Vendor or CRL have received any notice of any alleged material breach or violation of any such Laws.

     (c) COMPLIANCE DIRECTIVES. There are no outstanding compliance directives or work orders relating to Mineral Ridge, the Assets or the Business from any police, fire department, sanitation, health authorities, environmental agencies, or from any other Government Authority, department or agency, nor does Mineral Ridge, the Vendor or CRL have notice that there are any matters under consideration by such authorities relating to Mineral Ridge, the Assets or the Purchased Shares.

     (d) NOTICE OF DEFAULT/CLAIMS. None of Mineral Ridge, the Vendor or CRL has received, from any Governmental Authority or a third party, any notice of violation of any law or regulation or of any default, violation or termination of any permits and licenses or of any fact or circumstance which shall, or is likely to, result in such a default, violation or termination.

     (e) NO SEIZURE. Except in respect of the litigation described in Schedule "I" hereto, there is no eminent domain, appropriation, expropriation or seizure proceeding in respect of the Assets, the Business or the Purchased Shares that is pending or that has been threatened.

     (f) LICENSES, REGISTRATIONS AND PERMITS. Mineral Ridge is duly qualified to carry on, and holds all licenses, registrations and permits as may be required for carrying on, the Business in all jurisdictions in which the nature of the Business or the Assets make such qualification, licenses, registrations and permits necessary.

     (g) RECLAMATION. The Financial Statements and notes thereto accurately disclose and describe all obligations of Mineral Ridge under all applicable statutes for reclamation, site restoration and closure requirements in respect of its Assets.

(12)      TAXATION

          There are no actions, suits, claims, proceedings, investigations or audits now pending or threatened against Mineral Ridge, the Vendor or CRL in respect of any Taxes affecting the Assets, the Business or the Purchased Shares and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes which, if not paid, would result in a lien or charge on any of the Assets or the Purchased Shares. Mineral Ridge has fulfilled all requirements under Laws for withholding of amounts from employees and has remitted all amounts withheld to the appropriate authorities within the prescribed times.

(13)      EMPLOYMENT MATTERS

     (a) EMPLOYEE CONTRACTS. Except as disclosed in Schedule "J" hereto, Mineral Ridge is not a party to:

          (i) any material written contract or commitment for the employment of any officer or employee;

          (ii) any agreement relating to the termination or notice of termination of any employee which requires a specified notice period or salary in lieu of notice;

          (iii) any contract with or commitment to any labour union or employees' association;

          (iv) any pension, profit sharing, deferred compensation, retirement, hospitalization, health, disability, termination, insurance or similar plan or practice, formal or informal, with respect to its employees, former employees or others, other than a stock option plan or a group benefits plan; and

          (v) any other contract that requires more than six months' notice of termination.

     (b) UNIONS. There are no current attempts to organize or establish any labour union or employee association with respect to Mineral Ridge.

     (c) NO GOLDEN PARACHUTES. Except in respect of the employment contracts described in Schedule "J" hereto, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby or thereby, whether individually or in the aggregate, shall:

          (i) result in any payment (including, without limitation, a severance, unemployment compensation, termination, "golden parachute", bonus or other payment) becoming due to any director, officer, employee, agent or contractor of Mineral Ridge or of any other person including CRL for which Mineral Ridge would be liable in whole or in part under any plan, agreement or otherwise; or

          (ii) materially increase or result in the acceleration of the time of payment of any salary or benefits otherwise payable by Mineral Ridge to any director, officer, employee, agent or contractor of Mineral Ridge or of any other person including CRL for which Mineral Ridge would be liable in whole or in part.

     (d) NO EMPLOYMENT DISPUTES. Mineral Ridge has not terminated the employment of any employee in circumstances that may give rise to a claim by such employee for wrongful dismissal, other than the claim of Michelle Walker described in Schedule "I" hereto. No notice has been received by Mineral Ridge or CRL of any complaint filed by any of its employees against it, claiming that it has violated any applicable employment standards or human rights or similar legislation or of any applications, complaints or proceedings of any kind involving Mineral Ridge or any of its employees before any court, labour relations board or similar tribunal. There are no pending or threatened work stoppages or labour disputes, charges or unfair labour practices by any present or former employees of Mineral Ridge. No event has occurred with respect to CRL, the Vendor or Mineral Ridge which is likely to result in any claim or action against Mineral Ridge under any Laws related to employment or social security matters or any increase in social insurance payroll assessments or any similar assessment payable by Mineral Ridge.

     (e) RETIREMENT AND BENEFITS PLANS. The Financial Statements and notes thereto accurately disclose and describe all retirement and benefits plans and pension obligations for present and past employees of Mineral Ridge.

(14)      INSURANCE

          Mineral Ridge maintains such policies of insurance and insured reclamation bonds, issued by responsible insurers, as are appropriate to or statutorily required for the Business and its Assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. Except as disclosed in Schedule "I" with respect to the reclamation bonding with Van American, all such policies of insurance and insured reclamation bonds, are in full force and effect and Mineral Ridge is not in default as to the payment of premiums or other terms of any such policy. Schedule "K" hereto contains a complete list of all such insurance policies and insured reclamation bonds carried by Mineral Ridge.

(15)      BINDING AGREEMENT

          This Agreement has been duly executed and delivered by the Vendor and CRL and constitutes a legal, valid and binding obligation of the Vendor and CRL.

(16)      OWNERSHIP OF PURCHASED SHARES

     (a) The Vendor is the sole legal and beneficial owner of the Purchased Shares, free and clear of all Encumbrances, except Permitted Encumbrances.

     (b) The Vendor is not acting as nominee, agent, trustee, executor, administrator or other legal representative on behalf of any other person who has a direct beneficial interest in the Purchased Shares.

(17)      RESIDENCY

          Mineral Ridge is a "non-resident" of Canada within the meaning of the INCOME TAX ACT (Canada).

(18)      NO COMMISSION

          Neither the Vendor nor CRL has taken any action that would result in a brokerage commission, finder's fee or other like payment being payable by any party hereto with respect to the transactions contemplated hereby.

(19)      APPROVALS

          Except as disclosed in Schedule "M" hereto or as otherwise specified in this Agreement or the VGC Subscription Agreement, no exemption, consent, approval, order or authorization of any court, Governmental Authority, stock exchange or any third party is required by, or with respect to, the Vendor, CRL or Mineral Ridge in connection with the execution, delivery and performance of this Agreement by the Vendor or CRL or the consummation by the Vendor or CRL of any of the transactions contemplated hereby.

(20) REPRESENTATIONS AND WARRANTIES OF MINERAL RIDGE IN RESTATED AND AMENDED LOAN AGREEMENT

          The representations and warranties of Mineral Ridge set out in
Article VI of the restated and amended loan agreement between Mineral Ridge and Dresdner dated as of October 21, 1998, other than:

     (a)  the representations and warranties set out in Sections 6.5 and 6.7;
          and

     (b) the representations set out in Sections 6.6 and 6.18, insofar as they pertain to the Purchaser or VGC,

are, and will on the Closing Date, be true, complete and accurate.

(21)      SECURITIES LAWS

          (a) PURCHASE AS PRINCIPAL. CRL is purchasing the VGC Shares as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution.

          (b) NO ADVERTISEMENT. The offering and sale of the VGC Shares to CRL were not made through an advertisement of the VGC Shares in printed media of general and regular paid circulation, radio or television or any other form of advertisement, and, to its knowledge, CRL has not received an offering memorandum as such term is defined under the Securities Laws, and CRL acknowledges that it is not purchasing the VGC Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

          (c) NO INSIDER INFORMATION. The VGC Shares are not being purchased by CRL as a result of any material information concerning the Company that has not been publicly disclosed and CRL's decision to enter into this agreement and acquire the VGC Shares has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Company or any other person and is based entirely upon currently available public information concerning the Company.

          (d) FINANCIAL KNOWLEDGE. CRL has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the VGC Shares and is able to bear the economic risk of loss of such investment.

          (e) "U.S. PERSON". CRL is not a "U.S. Person" as defined in Regulation S under the U.S. Securities Act.

          (f) INVESTMENT ONLY. CRL has no intention to distribute either directly or indirectly any of the VGC Shares in the United States or to "U.S. Persons"; provided, however, that CRL may sell or otherwise dispose of any of the VGC Shares pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

          (g) NO U.S. REGISTRATION. CRL understands that the VGC Shares have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirement.

          (h) ACCREDITED INVESTOR. CRL is an Accredited Investor and is a corporation not formed for the specific purpose of acquiring the VGC Shares, with total assets in excess of $5,000,000.

          (i) NO "DIRECTED SELLING EFFORTS". CRL acknowledges that it has not purchased the VGC Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the VGC Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the VGC Shares; provided, however, that CRL may sell or otherwise dispose of any of the VGC Shares pursuant to registration of the VGC Shares pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

          (j) ADDRESS OF CRL. The office of CRL at which CRL received and accepted the offer to purchase the VGC Shares is the address listed on the first page of this Agreement.

          (k) U.S. RESALE RESTRICTIONS. CRL agrees that if it decides to offer, sell or otherwise transfer any of the VGC Shares, it will not offer, sell or otherwise transfer any of such VGC Shares directly or indirectly, unless:

                (i)     the sale is to VGC;

                (ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

                (iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "Blue Sky" laws; or

                (iv) the VGC Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to VGC an opinion reasonably satisfactory to VGC.

          (l) CANADIAN RESALE RESTRICTIONS. CRL acknowledges that if it decides to offer, sell or otherwise transfer any of the VGC Shares in Canada, such securities may be offered or sold or otherwise transferred only:

                (i) pursuant to an exemption from the registration and prospectus requirements under the Securities Laws or the securities legislation of the province of Canada in which such trade is occurring, and with the prior consent of The Toronto Stock Exchange; or

                (ii) if 12 months has elapsed from the date of the issue of the VGC Shares, and at that time CRL is not a control person of VGC, no unusual effort is made to prepare the market or create a demand for the VGC Shares and no extraordinary commission or other consideration is paid in respect of such offer, sale or transfer.

          (m) LEGEND. CRL acknowledges that all certificates issued representing the VGC Shares, as well as all certificates issued in exchange for or in substitution therefor, will bear legends to the following effect:

                "THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE FOLLOWING HOLD PERIOD AND RESALE RESTRICTIONS:

                1. B.C. LEGEND -- THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD IN THE PROVINCE OF BRITISH COLUMBIA AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL OCTOBER 21, 1999, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND THE REGULATIONS AND RULES MADE THEREUNDER. A NEW CERTIFICATE, NOT BEARING THIS LEGEND, MAY BE OBTAINED FROM THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AT ANY TIME AFTER OCTOBER 21, 1999.

                2. U.S. LEGEND -- THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH
                    SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER
                    THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS
                    ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, NOT BEARING THIS LEGEND, MAY BE OBTAINED FROM THE COMPANY'S REGISTRAR AND TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND EITHER A DULY EXECUTED DECLARATION, IN
                    A FORM SATISFACTORY TO SUCH REGISTRAR AND TRANSFER
                    AGENT AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT OR AN OPINION OF COUNSEL
                    SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH
                    SALE IS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT."

          (n) RECORD OF TRANSFER. CRL understands and acknowledges that the Company, at its option, may not record a transfer without first being satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act or the securities laws of any state of the United States or is exempt from or not subject to the registration and prospectus requirements under the Securities Laws or the securities legislation of the province of Canada in which such transfer is occurring.

3.2       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND VGC

          The Purchaser and VGC represent and warrant to and in favour of the Vendor and CRL as follows and acknowledge that the Vendor and CRL are relying upon such representations and warranties as an inducement to enter into this Agreement and to consummate the transactions contemplated hereby, that as at the date hereof:

(1)       CORPORATE STATUS AND AUTHORITY

     (a) CORPORATE STATUS OF THE PURCHASER. The Purchaser is a company that is duly incorporated and validly existing under the laws of the State of Nevada and in good standing under applicable corporate statutes.

     (b) CORPORATE STATUS OF VGC. VGC is a corporation that is duly continued and validly existing under the laws of the Yukon Territory and in good standing under the BUSINESS CORPORATIONS ACT (Yukon Territory).

     (c) CORPORATE POWER AND AUTHORITY OF THE PURCHASER. The Purchaser has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to acquire legal and beneficial title to and ownership of the Purchased Shares from CRL on the terms and conditions hereof.

     (d) CORPORATE POWER AND AUTHORITY OF VGC. VGC has the corporate power and authority to enter into this Agreement, and to perform its obligations hereunder.

     (e) NO BANKRUPTCY PROCEEDINGS. No proceedings have been taken or authorized by the Purchaser or VGC or, to the best of the knowledge of the Purchaser or VGC, by any other person, with respect to the bankruptcy, insolvency, liquidation, dissolution, or winding-up of the Purchaser or VGC.

(2)       NO DEFAULT

          The execution and delivery of this Agreement, the fulfilment of or compliance with the terms and provisions hereof and the issue, sale and delivery on the Closing Date of the VGC Shares, do not and will not result in a breach of and do not create a state of facts which, after notice or lapse of time, or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents of the Purchaser or VGC or any trust indenture, agreement or instrument to which the Purchaser or VGC is a party or by which the Purchaser or VGC is contractually bound or will be contractually bound on the Closing Date.

(3)       BINDING AGREEMENT

          This Agreement has been duly executed and delivered by the Purchaser and VGC and constitutes a legal, valid and binding obligation of the Purchaser and VGC.

(4)       SHARE CAPITAL

          The authorized share capital of VGC consists of an unlimited number of common shares without par value and an unlimited number of preferred shares, of which 89,152,540 common shares are issued and outstanding on the date hereof as fully paid and non-assessable shares.

(5)       DISCLOSURE DOCUMENTS

          The following disclosure documents of VGC:

     (a) the audited annual financial statements for the year ended December 31, 1997;

     (b) the management information and proxy circular dated as of May 11, 1998 for VGC's 1998 annual general meeting;

     (c)  all press releases issued by VGC after December 31, 1997;

     (d)  the Form 20-F of VGC dated March 30, 1998; and

     (e) the quarterly reports to shareholders on the interim financial periods ended March 31, 1998 and June 30, 1998,

          were, at their respective dates of issue or publication, true and correct in all material respects, contained no misrepresentations and were prepared in accordance with and complied with applicable laws, regulations, policy statements and rules.

(6)       NO ENCUMBRANCES ON VGC SHARES

          At their time of issue, the VGC Shares will be free and clear of all Encumbrances, other than those created by, or imposed upon, the holders thereof through no action of VGC.

(7)       LISTING OF VGC SHARES

          The common shares in the capital of VGC are listed and posted for trading on the Stock Exchanges.

(8)       REPORTING ISSUER STATUS

          VGC is a reporting issuer under the SECURITIES ACT (British Columbia), and is in compliance with its obligations thereunder.

 (9)      NO COMMISSION

          Neither the Purchaser nor VGC has taken any action that would result in a brokerage commission, finder's fee or other like payment being payable by any party hereto with respect to the transactions contemplated hereby.

                                     PART 4

                                    COVENANTS

4.1       COVENANTS OF THE VENDOR AND CRL

(1)       AGREEMENT DATE TO CLOSING

          Each of the Vendor and CRL covenants and agrees with the Purchaser and VGC that, from the date of this Agreement to the Closing, it shall, and shall cause Mineral Ridge to:

     (a) ACCESS. Allow the Purchaser, VGC and their representatives reasonable access to the premises and the properties of the Vendor and Mineral Ridge and to the files, books, records and offices of the Vendor and Mineral Ridge, including, without limitation, any and all information relating to the Vendor's and Mineral Ridge's tax matters, contracts, leases, licences and real, personal and intangible property and financial condition. The Vendor and Mineral Ridge shall cause the Vendor's and Mineral Ridge's auditors to cooperate with the Purchaser's auditors in making available to the Purchaser and VGC all financial information reasonably requested, including, without limitation, the right to examine the working papers pertaining to tax matters and financial statements prepared or audited by the Vendor's and Mineral Ridge's auditors;

     (b) CONSULTATION. Permit the Purchaser's representatives to meet with the Vendor's and Mineral Ridge's directors, officers and employees and attend such business meetings and provide the Purchaser with such periodic reports, as the Vendor may reasonably request to permit the Vendor to become and remain informed as to the Vendor's and Mineral Ridge's business, assets and operations;

     (c) CONDUCT BUSINESS IN THE ORDINARY COURSE. Except as otherwise provided in this Agreement, operate the Business in the usual, regular and ordinary manner and, to the extent consistent with such operation, keep available the services of Mineral Ridge's present directors, officers and employees (subject to voluntary resignations and dismissals in accordance with proper business practices) and preserve its and Mineral Ridge's relationships with clients and others having business dealings with Mineral Ridge;

     (d) NO ENCUMBRANCES ON ASSETS. Refrain from creating or permitting any Encumbrance, other than Permitted Encumbrances, on the Assets in whole or in part and from selling, transferring or otherwise disposing of the Assets;

     (e) NO ENCUMBRANCES ON SHARES. Refrain from creating or permitting any Encumbrance, other than Permitted Encumbrances, on the Purchased Shares;

     (f) NO DIVIDENDS. Refrain from declaring any dividends or making any other distributions in respect of capital stock of Mineral Ridge;

     (g) NO CHANGE TO MATERIAL CONTRACTS. Refrain from amending or varying any of the Material Contracts or enter into any other Material Contract;

     (h) MAINTAIN INSURANCE. Maintain in full force and effect all of the Vendor's, CRL's and Mineral Ridge's policies of insurance and insured reclamation bonds or renewals of such policies or bonds now in effect in respect of Mineral Ridge, the Assets, the Business, and Mineral Ridge's directors, officers and employees, and shall give all notices and present all claims under all existing policies in a due and timely fashion as may be reasonably required in accordance with prudent business practice;

     (i) RESTRICTIONS ON LOANS. Ensure that Mineral Ridge does not incur any borrowings;

     (j) RESTRICTIONS ON CERTAIN COMMITMENTS. Ensure that Mineral Ridge does not enter into commitments in the nature of a capital expenditure and that Mineral Ridge does not incur any contingent liability;

     (k) NO AMENDMENT TO CHARTER DOCUMENTS. Except as otherwise provided in this Agreement, not amend Mineral Ridge's Constating Documents or change in any manner Mineral Ridge's authorized capital or the rights, privileges, restrictions and conditions attaching to any of Mineral Ridge's share capital;

     (l) NO APPOINTMENTS OF NEW DIRECTORS OR OFFICERS. Ensure that Mineral Ridge does not appoint any new directors or officers;

     (m) MAINTAIN REGISTRATIONS. Use its best efforts to maintain all of Mineral Ridge's registrations, licenses and permits, and the registrations, licences and permits of Mineral Ridge's directors, officers and employees, in good standing with such Regulatory Authorities as are necessary to permit Mineral Ridge and its directors, officers and employees to carry on the Business as presently carried on;

     (n) COMPLIANCE WITH LAWS. Comply in all material respects with all laws applicable to it and to the conduct of the Business;

     (o) OBTAIN CONSENTS. Use its best efforts to obtain, and where required for the operation of the Business, to transfer to Mineral Ridge, all necessary Governmental Authorizations, and all necessary releases, waivers, consents and approvals as may be required to complete the Vendor's obligations under this Agreement and to consummate the transactions contemplated by this Agreement, and all such releases, waivers, consents and approvals shall be in form and substance satisfactory to the Purchaser, acting reasonably;

     (p) MAINTENANCE OF BOOKS AND RECORDS. Maintain Mineral Ridge's books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

     (q) NOTICE OF MATERIAL DEVELOPMENTS. Notify the Purchaser and VGC as soon as any of its or Mineral Ridge's directors or officers have determined that a state of facts exist which results in, or shall result in:

          (i) any representation and warranty of the Vendor or CRL being untrue or incorrect in any material respects;

          (ii) the non-fulfilment of any conditions set forth in this Agreement; or

          (iii) any adverse material change in the business, operations, assets, liabilities, ownership, capital or financial position or condition of Mineral Ridge, or change in a material fact that has a significant adverse affect on, or would reasonably be expected to have a significant adverse affect on, the business, operations, assets, liabilities, ownership, capital or financial position or condition of Mineral Ridge; and

     (r) PERMIT REPRESENTATIVE TO MANAGE BUSINESS AND OPERATIONS. Take such reasonable steps as are necessary to allow a representative of the Purchaser or VGC to manage the business and operations of Mineral Ridge at the Mineral Ridge mine.

          The Vendor and CRL acknowledge that the Purchaser and VGC are relying upon the foregoing covenants and agreements as an inducement to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

(2)       AT CLOSING

          In addition to the foregoing, each of the Vendor and CRL covenants and agrees with the Purchaser and VGC that it shall, and shall cause Mineral Ridge to, ensure that immediately prior to the Closing:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Vendor and CRL shall be true and correct in all material respects;

     (b) EXECUTION AND DELIVERY RATIFIED AND AUTHORIZED. The execution and delivery of this Agreement and the performance by each of the Vendor and CRL of its respective obligations under this Agreement shall be duly and validly ratified and authorized by the Board of Directors of the Vendor and CRL, as the case may be; and

     (c) DUE EXECUTION. This Agreement shall be duly executed and delivered by the Vendor and CRL and constitute a valid and binding obligation of the Vendor enforceable against the Vendor and CRL.

          The Vendor and CRL acknowledge that the Purchaser and VGC are relying upon the foregoing covenants and agreements as an inducement to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

4.2       COVENANTS OF THE PURCHASER AND VGC

(1)       GENERAL

          Each of the Purchaser and VGC covenants and agrees with the Vendor and CRL as follows:

     (a) COMPLETION OF DUE DILIGENCE. The Purchaser and VGC shall use their best efforts to complete their due diligence investigations on or before October 12, 1998;

     (b) CONSENT OF STOCK EXCHANGES. VGC will use its best efforts to obtain the consent of the Stock Exchanges and comply with all other regulatory requirements, requirements of the Stock Exchanges and requirements of the Securities Laws and U.S. Securities Laws applicable to the offering and sale of VGC Shares to CRL on a "private placement" basis as contemplated by this Agreement prior to the Closing Date; and

     (c) LISTING OF VGC SHARES. VGC will use its best efforts to ensure that the VGC Shares will be listed and posted for trading on the Stock Exchanges.

          The Purchaser and VGC acknowledge that the Vendor and CRL are relying upon the foregoing covenants and agreements as an inducement to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

(2)       AT CLOSING

          In addition to the foregoing, each of the Purchaser and VGC covenants and agrees with the Vendor and CRL that immediately prior to the Closing:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser and VGC shall be true and correct in all material respects;

     (b) EXECUTION AND DELIVERY RATIFIED AND AUTHORIZED. The execution and delivery of this Agreement and the performance by each of the Purchaser and VGC of its respective obligations under this Agreement shall be duly and validly ratified and authorized by the Board of Directors of the Purchaser and VGC, as the case may be; and

     (c) DUE EXECUTION. This Agreement shall be duly executed and delivered by the Purchaser and VGC and constitute a valid and binding obligation of the Purchaser and VGC, enforceable against the Purchaser and VGC.

          The Purchaser and VGC acknowledge that the Vendor and CRL are relying upon the foregoing covenants and agreements as an inducement to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

                                     PART 5

                              CONDITIONS PRECEDENT

5.1       MUTUAL CONDITIONS PRECEDENT

          The obligations of the parties to complete the sale of the Purchased Shares and the transactions contemplated by this Agreement are subject to the following conditions being satisfied on or before the Closing, which conditions are for the mutual benefit of all parties to this Agreement and may be waived in whole or in part only if jointly waived by all of the parties to this Agreement:

     (a) all material approvals, authorizations or consents, including approvals by Governmental Authorities, regulatory authorities, third parties and judicial approvals and orders legally required for the consummation of the Agreement and the transactions contemplated by this Agreement, shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

     (b) none of the approvals, authorizations, consents, orders, laws or regulations contemplated in this Section 5.1 shall have contained terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties acting reasonably;

     (c) an agreement, or agreements, in form and substance acceptable to VGC, shall have been entered into among Mineral Ridge, the Vendor, CRL and Dresdner whereunder:

          (i) the terms of the indebtedness of Mineral Ridge to Dresdner are amended in a manner satisfactory to VGC;

          (ii) Dresdner consents to the acquisition of Mineral Ridge by the Purchaser; and

          (iii) Dresdner agrees to release the Vendor and CRL of all obligations and liabilities undertaken by the Vendor or CRL in connection with the debt financing of Mineral Ridge and the Business, including the pledge of the Vendor's issued and outstanding shares by CRL and the pledge of the issued and outstanding shares of Touchstone Resources Company and Mineral Ridge by the Vendor,

          and such other documents as may be required to give effect thereto;

     (d) agreements shall have been entered into among Mineral Ridge, the Vendor, CRL, the Purchaser, VGC and Dresdner and such other creditors of Mineral Ridge, the Vendor or CRL as may be necessary to release each of the Vendor and CRL of all its liabilities, whether as principal debtor or guarantor, in respect of the development or operation of Mineral Ridge and the Business, including agreements with a reclamation bonding company and such other documents necessary to give effect thereto; and

     (e) there shall be no inter-company balances owing between Mineral Ridge and either of the Vendor or CRL, and Mineral Ridge, the Vendor and CRL shall have executed and delivered such releases of such inter-company balances as may be requested by the Purchaser and VGC.

5.2       CONDITIONS FOR THE BENEFIT OF THE VENDOR AND CRL

          The obligation of the Vendor and CRL to complete the sale of the Purchased Shares and the transactions contemplated by this Agreement is subject to the satisfaction on or before the Closing, for the exclusive benefit of the Vendor and CRL, of each of the following conditions:

     (a) the representations and warranties of the Purchaser shall be true and correct in all material respects as at the Closing with the same force and effect as if such representations and warranties had been made at and as of the Closing;

     (b) the Purchaser and VGC shall have, in all material respects, performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with, or caused to be performed or complied with, by the Purchaser and VGC at or prior to the Closing;

     (c)  VGC shall have delivered to the Vendor and CRL:

          (i) the VGC Subscription Agreement duly executed by VGC, together with a cheque in the amount of $250,000 representing the purchase price for the CRL Shares;

          (ii) certified copies of resolutions of the directors of the Purchaser and VGC approving this Agreement and all other transactions contemplated by this Agreement; and

          (iii) such other documentation and assurances as may be reasonably required by the Vendor, or CRL, or their counsel;

     (d) each of the Purchaser and VGC shall have delivered to the Vendor and CRL a certificate, dated as of the Closing, and signed by any two of its officers certifying that:

          (i) the representations and warranties of the Purchaser and VGC herein contained are true and correct at the Closing;

          (ii) each of the Purchaser and VGC has performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with by the Purchaser and VGC at or prior to the Closing; and

          (iii) all necessary corporate action has been taken by the Purchaser and VGC to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated by this Agreement; and

     (e) counsel to the Purchaser and VGC shall have delivered to the Vendor and CRL favourable legal opinions, dated the Closing, in form and content to the reasonable satisfaction of the Vendor and CRL and with respect to all such matters as the Vendor and CRL may reasonably request including, without limitation, the following:

          (i) each of the Purchaser and VGC is duly organized and is a validly existing company, is in good standing under applicable laws, and is duly qualified to carry on business and own property under the laws of any other jurisdictions in which it carries on business or owns property;

          (ii) this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and VGC, has been duly executed and delivered by and on behalf of the Purchaser and VGC, and is valid and legally binding upon the Purchaser and VGC;

          (iii) all necessary steps, authorizations and approvals have been taken or obtained by the Purchaser and VGC to authorize the execution and delivery by the Purchaser and VGC of the Agreement and the performance of their respective obligations thereunder;

          (iv)  the authorized and issued share capital of VGC;

          (v) the VGC Shares have been duly and validly allotted and issued as fully paid and non-assessable shares in the capital of VGC;

          (vi) the VGC Shares have been conditionally approved for listing on the Stock Exchanges, subject to the filing of the required documents within the time stipulated by the Stock Exchanges;

          (vii) VGC is a reporting issuer not in default under the SECURITIES ACT (British Columbia);

         (viii) no prospectus is required and, except as have been obtained or completed, no approval or consent of or filing with any governmental authority in the British Columbia or the Stock Exchanges is required in order to qualify the issuance and sale by VGC of the VGC Shares except for the filing within 10 days of the Closing Date of reports in prescribed form prepared and executed in accordance with the Securities Laws and except as may be required by the Stock Exchanges in connection with the sale of the VGC Shares; and

          (ix) the hold periods and resale restrictions applicable to the VGC Shares under the Securities Laws.

The foregoing conditions are inserted for the exclusive benefit of the Vendor and CRL and may be waived in whole or in part by the Vendor or CRL at any time.

5.3       CONDITIONS FOR THE BENEFIT OF THE PURCHASER AND VGC

          The obligation of the Purchaser and VGC to complete the purchase of the Purchased Shares and the transactions contemplated by this Agreement is subject to the satisfaction on or before the Closing, for the exclusive benefit of the Purchaser and VGC, of each of the following conditions:

     (a) the representations and warranties of the Vendor and CRL herein and in the VGC Subscription Agreement shall be true and correct in all material respects as at the Closing with the same force and effect as if such representations and warranties had been made at and as of the Closing;

     (b) the Vendor and CRL shall have, in all material respects, performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with, or caused to be performed or complied with, by the Vendor or CRL at or prior to the Closing;

     (c) since the date of this Agreement, there shall not have been any adverse material change in the business, operations, assets, liabilities, ownership, capital or financial position or condition of Mineral Ridge, or change in a material fact that has a significant adverse affect on, or would reasonably be expected to have a significant adverse effect on, the business, operations, assets, liabilities, ownership, capital or financial position or condition of Mineral Ridge;

     (d) except as previously disclosed to and consented to in writing by VGC, there being no outstanding options, warrants or other rights to acquire shares of Mineral Ridge or any material change in compensation or benefits arrangements with any director, officer or employee of Mineral Ridge;

     (e) the completion by VGC of a due diligence review satisfactory to VGC, in its sole discretion, acting reasonably, of the financial condition, business, affairs, properties and assets of Mineral Ridge;

     (f) the receipt by the Purchaser and VGC of confirmation satisfactory to the Purchaser and VGC that the purchase of the Purchased Shares and the transactions contemplated by this Agreement have been approved by the required majority of the shareholders of the Vendor and CRL or that such approvals are not required;

     (g) each of the Vendor and CRL shall have delivered to the Purchaser and VGC a certificate, dated as of the Closing, and signed by any two of its officers acceptable to the Purchaser and VGC certifying that:

          (i) the representations and warranties of the Vendor and CRL herein contained are true and correct at the Closing;

          (ii) each of the Vendor and CRL has performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with by the Vendor and CRL at or prior to the Closing;

          (iii) all necessary corporate action has been taken by the Vendor and CRL to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated by this Agreement; and

          (iv) since the date of this Agreement there has not been any adverse material change in the business, operations, assets, liabilities, ownership, capital or financial position or condition of Mineral Ridge, or change in a material fact that has a significant adverse effect on, or would reasonably be expected to have a significant adverse effect on, the business, operations, assets, liabilities, ownership, capital or financial position or condition of Mineral Ridge;

     (h)  the Vendor and CRL shall have delivered to the Purchaser:

          (i) resignations in writing of all directors and officers of Mineral Ridge;

          (ii) certified copies of resolutions of the directors of the Vendor approving the transfer of the Purchased Shares to the Purchaser and all other transactions contemplated by this Agreement;

          (iii) duly executed share certificates registered on the books of Mineral Ridge in the name of the Purchaser representing the Purchased Shares;

          (iv) confirmation, in a form satisfactory to VGC, that the execution and performance of this Agreement by CRL and the Vendor has been approved by the required majority of the shareholders of CRL and the Vendor or that such approval is not required; and

          (v) such other documentation and assurances reasonably required by VGC or its counsel; and

     (i) counsel to the Vendor and CRL shall have delivered to the Purchaser and VGC favourable legal opinions, dated the Closing, in form and content to the reasonable satisfaction of the Purchaser and VGC and with respect to all such matters as the Purchaser and VGC may reasonably request including, without limitation, the following:

          (i) each of CRL, the Vendor and Mineral Ridge is duly organized and is a validly existing company, is in good standing under applicable laws, and is duly qualified to carry on business and own property under the laws of any other jurisdictions in which it carries on business or owns property;

          (ii) Mineral Ridge has all necessary corporate power and authority to own its Assets and to carry on its Business as now conducted;

          (iii) this Agreement has been duly authorized by all necessary corporate action on the part of the Vendor and CRL, has been duly executed and delivered by and on behalf of the Vendor and CRL, and is valid and legally binding upon the Vendor and CRL;

          (iv) all necessary steps, authorizations and approvals have been taken or obtained by the Vendor and CRL to authorize the execution and delivery by the Vendor and CRL of the Agreement and the performance of their respective obligations thereunder;

          (v) so far as counsel is aware, none of the execution and delivery of this Agreement, nor the fulfilment of its terms, conflicts or shall conflict with or results or shall result in a breach of any of the terms, conditions or provisions of the Constating Documents of either the Vendor or Mineral Ridge, resolutions of the shareholders and directors of the Vendor or Mineral Ridge, any applicable laws, or, so far as counsel is aware, any material license or permit issued to the Vendor or Mineral Ridge or any material agreement or instrument to which the Vendor or Mineral Ridge is a party, other than as disclosed in Schedule "E" to this Agreement;

          (vi) so far as counsel is aware, there is no threatened, pending or actual litigation against or involving Mineral Ridge, other than as disclosed in Schedule "I" to this Agreement;

          (vii) the authorized and issued share capital of Mineral Ridge;

         (viii) according to the register of shareholders of Mineral Ridge, the Vendor is the registered holder of all of the issued and outstanding shares of Mineral Ridge;

          (ix) all necessary steps, authorizations and approvals have been taken or obtained by Mineral Ridge to authorize the due and valid transfer of the Purchased Shares at the Closing from the Vendor to the Purchaser and the consummation of the transactions contemplated by the Agreement; and

          (x) the form of certificates representing the Purchased Shares comply with the memorandum and articles of Mineral Ridge, the requirements of the applicable corporate statutes of the State of Nevada and have been duly approved by the directors of Mineral Ridge, it being understood that counsel may rely as to matters of fact, to the extent appropriate in the circumstances, on certificates of the Vendor's, CRL's and Mineral Ridge's auditors and on certificates of the Vendor, CRL and Mineral Ridge executed on behalf of the Vendor, CRL and Mineral Ridge by a senior officer of the Vendor, CRL and Mineral Ridge, as the case may be.

The foregoing conditions are inserted for the exclusive benefit of the Purchaser and VGC and may be waived in whole or in part by the Purchaser and VGC at any time.


                                    PART 6

                   SURVIVAL OF REPRESENTATIONS AND INDEMNITY

6.1       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

          The representations, warranties and covenants of each of the parties hereto contained in this Agreement shall survive the Closing and the completion of the transactions contemplated hereby and shall continue in full force and effect for a period of two years thereafter.

6.2       INDEMNITY

          In addition to any other rights or remedies the Purchaser and VGC have under this Agreement, each of the Vendor and CRL shall indemnify and save the Purchaser and VGC harmless from and against all losses, costs, damages, expenses, penalties and liabilities suffered or incurred by the Purchaser or VGC by reason of:

     (a) a breach of any representation or warranty, covenant or agreement in this Agreement by the Vendor or CRL; and

     (b) without limiting the generality of the foregoing, any Liability, disclosed or undisclosed, known or unknown, determined or undetermined, which was created or existing or arose out of acts or omissions prior to the Closing in connection with the Assets, the Business or the Purchased Shares which the Purchaser or VGC is required to discharge, to the extent such Liability has not been incurred or created by the Purchaser or VGC after the Closing.

                                       PART 7

                                      GENERAL

7.1       TIME AND PLACE OF CLOSING

          The Closing shall take place at 9:00 a.m. (Vancouver time) on the Closing Date at the offices of DuMoulin Black in Vancouver, British Columbia, or at such other place or date as may be mutually agreed by the parties.

7.2       NOTICES

          Any notice or other communication which is required or permitted to be given pursuant to any provision of this Agreement shall be in writing, delivered personally, by registered mail or by telecopy, and addressed as follows:

     (a)  in the case of a notice or other communication to the Vendor or CRL:

                Cornucopia Resources Ltd.
                Suite 540, Marine Building
                355 Burrard Street
                Vancouver, B.C.
                Canada

                Attention:  Andrew F.B. Milligan

                Telecopier Number:  (604) 681-4170

          with a copy to:

                DuMoulin Black
                10th Floor, 595 Howe Street
                Vancouver, B.C.
                V6C 2T5

                Attention:  Sargent H. Berner

                Telecopier Number:  (604) 687-8772

     (b)  in the case of a notice or other communication to the Purchaser or
          VGC:

                Vista Gold Corp.
                Suite 3000, 370 Seventeenth Street
                Denver, Colorado
                U.S.A. 80202

                Attention:  Michael B. Richings

                Telecopier Number:  (604) 629-2499
          with a copy to:

                Ladner Downs
                1200 Waterfront Centre
                200 Burrard Street
                P.O. Box 48600
                Vancouver, British Columbia
                V7X 1T2

                Attention:  William F. Sirett

                Telecopier Number:  (604) 687-1415

or such other address or telecopier number as a party may, from time to time, advise the other parties hereto by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery thereof, if delivered, and on the day of telecopying, if telecopied, provided such day is a Business Day and, if not, on the first Business Day thereafter.

7.3       CONFIDENTIALITY AND DISCLOSURE

     (a) Except as may be required by applicable laws, any information concerning any of the Vendor, the Purchaser, CRL, VGC or Mineral Ridge and their respective affiliates disclosed to the other parties to this Agreement or their representatives, which has not been publicly disclosed, shall be kept strictly confidential by them and shall not be disclosed or used by the recipients thereof whether or not the Closing occurs until publicly disclosed by the party to which such information relates. Further, it is agreed and acknowledged that all such information is being disclosed solely for the purpose of completing the transactions contemplated by this Agreement and shall not be used for any other purpose. In the event that the Closing does not occur, all documents, if any, of a confidential nature, delivered to the Vendor, the Purchaser, CRL or VGC or their respective representatives and any copies thereof shall be immediately returned to the party to which such information relates.

     (b) Except as may be required under applicable laws, no press releases or material change reports relating to the transactions contemplated hereby shall be issued by any party to this Agreement, nor shall the terms of this letter be disclosed to third parties other than the representatives of the parties, without the mutual consent of the other parties. All necessary press releases and material change reports required form shall be submitted for approval by the party preparing such press release or material change report to the other parties prior to the filing thereof in accordance with applicable laws.

7.4       DISPUTE RESOLUTION AND ARBITRATION

          In the event of a dispute under or related to this Agreement, the parties agree to negotiate diligently and in good faith the satisfactory resolution of such dispute. Failing such resolution, the dispute shall be resolved by binding arbitration pursuant to the COMMERCIAL ARBITRATION ACT (British Columbia). Submission to arbitration shall be to a single arbitrator appointed by agreement between the Purchaser and the Vendor within 10 days after either party gives notice to the other specifying the matter to be submitted to arbitration. Failing the appointment of an arbitrator within such 10 days the arbitrator may be appointed in the manner provided under section 17 of the COMMERCIAL ARBITRATION ACT (British Columbia). The arbitration shall take place in the City of Vancouver, British Columbia.

7.5       GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and each of the parties irrevocably attorns to the jurisdiction of the courts of British Columbia.

7.6       BINDING EFFECT

          This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.7       TIME OF ESSENCE

          Time is of the essence of this Agreement.

7.8       ASSIGNMENT

          Subject to the express provisions of this Agreement, neither of the parties may assign his or its rights or obligations under this Agreement without the prior written consent of the other, such consent not to be unreasonably withheld.

7.9       FURTHER ASSURANCES

          Each of the parties, upon the request of any other party, whether before or after the Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

7.10      EXPENSES

          The Vendor and the Purchaser shall each pay their respective expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement.

7.11      ENTIRE AGREEMENT

          The terms and provisions contained in this Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

7.12      COUNTERPARTS AND FACSIMILE

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. This Agreement and any counterpart thereof may be executed by telecopy and when delivered shall be deemed to be an original.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CORNUCOPIA RESOURCES INC.

Per: (SIGNED)
     _________________________________
     Authorized Signatory

Per: _________________________________
     Authorized Signatory


CORNUCOPIA RESOURCES LTD.

Per: (SIGNED)
     _________________________________
     Authorized Signatory

Per: _________________________________
     Authorized Signatory


VISTA GOLD HOLDINGS INC.

Per: (SIGNED)
     _________________________________
     Michael B. Richings,
     President


VISTA GOLD CORP.

Per: (SIGNED)
     _________________________________
     Michael B. Richings,
     President and Chief Executive Officer


                                      N-69